                                                                     EXHIBIT 4.3

                             SUPPLEMENTAL INDENTURE

          SUPPLEMENTAL INDENTURE, dated as of July 25, 2002 among Solutia Inc., a Delaware corporation ("SOLUTIA"), SOI Funding Corp., a Delaware corporation ("SOI FUNDING"), the Subsidiary Guarantors signatory hereto (the "SUBSIDIARY GUARANTORS") and HSBC Bank USA, as trustee under the Indenture referred to below (the "TRUSTEE").

                              W I T N E S S E T H :

          WHEREAS, SOI Funding and the Trustee heretofore executed and delivered an Indenture, dated as of July 9, 2002 (as heretofore amended and supplemented, the "INDENTURE"), providing for the issuance of the 11.25% Senior Secured Notes due 2009 of SOI Funding (the "SECURITIES") (capitalized terms used herein but not otherwise defined have the meanings ascribed thereto in the Indenture);

          WHEREAS, Article V of the Indenture provides that upon the execution and delivery by Solutia to the Trustee of this Supplemental Indenture, Solutia shall be the successor Company under the Indenture and the Securities and shall succeed to, and be substituted for, and may exercise every right and power of, SOI Funding under the Indenture and the Securities and SOI Funding shall be discharged from all obligations and covenants under the Indenture and the Securities;

          WHEREAS, Section 8.01(b) of the Indenture provides that SOI Funding and the Trustee may amend the Indenture and the Securities without notice to or consent of any Holders of the Securities by entering into a supplemental indenture in order to provide for the assumption by Solutia of its obligations under the Indenture or any Security Document; and

          WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of each of Solutia, SOI Funding and the Subsidiary Guarantors.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, Solutia, SOI Funding and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

                                    ARTICLE I

                         ASSUMPTION BY SUCCESSOR COMPANY

          Section 1.1. ASSUMPTION OF THE SECURITIES. Solutia hereby expressly assumes and agrees promptly to pay, perform and discharge when due each and every debt (including accrued original issue discount on such debts, if any), obligation, covenant and agreement incurred, made or to be paid, performed or discharged by SOI Funding under the Indenture and the Securities.

          Solutia hereby agrees to be bound by all the terms, provisions and conditions of the Indenture and the Securities and that it shall be the successor Company and shall succeed to, and be substituted for, and may exercise every right and power of, SOI Funding, as the predecessor Company, under the Indenture and the Securities, all to the extent provided in and in accordance with the terms and conditions of, the Indenture.

          Section 1.2. DISCHARGE OF SOI FUNDING. SOI Funding is hereby expressly discharged from all debts, obligations, covenants and agreements under or relating to the Indenture and the Securities.

          Section 1.3. TRUSTEE'S ACCEPTANCE. The Trustee hereby accepts this Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

                                   ARTICLE II

                                  MISCELLANEOUS

          Section 2.1. EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution and delivery of this Supplemental Indenture by Solutia, SOI Funding, the Subsidiary Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby. Notwithstanding any other provision of this Supplemental Indenture, this Supplemental Indenture shall not be deemed to be effective unless and until the Securities Intermediary (as defined in the Escrow Agreement) releases the Solutia Amount (as defined in the Escrow Agreement) out of the Escrow Funds to Solutia (or its designee) pursuant to Section 3(a) of the Escrow Agreement. In the event that the Securities Intermediary does not so release the Solutia Amount, this Supplemental Indenture shall automatically terminate and never take force or effect.

          Section 2.2. INDENTURE REMAINS IN FULL FORCE AND EFFECT. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

          Section 2.3. INDENTURE AND SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This Supplemental Indenture is an indenture supplemental to and in implementation of the

Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

          Section 2.4. CONFIRMATION AND PRESERVATION OF INDENTURE. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

          Section 2.5. CONFLICT WITH TRUST INDENTURE ACT. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required or deemed under the TIA to be part of and govern any provision of this Supplemental Indenture, such provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

          Section 2.6. SEVERABILITY. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 2.7. BENEFITS OF SUPPLEMENTAL INDENTURE. Nothing in this Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.

          Section 2.8. SUCCESSORS. All agreements of Solutia in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

          Section 2.9. CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEE. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Securities relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

          Section 2.10. GOVERNING LAW. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          Section 2.11. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Supplemental Indenture, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 2.12. HEADINGS. The Article and Section headings herein are inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          Section 2.13. THE TRUSTEE. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by Solutia and SOI Funding.

                            [signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

                                   SOLUTIA INC.


                                   By: /s/ Kevin Wilson
                                       -----------------------------------------
                                       Name: C.K. Wilson
                                       Title: Vice President and Treasurer


                                   CPFILMS INC.


                                   By: /s/ R.A. Ringhofer
                                       -----------------------------------------
                                       Name: R.A. Ringhofer
                                       Title: Secretary


                                   MONCHEM, INC.


                                   By: /s/ Kevin Wilson
                                       -----------------------------------------
                                       Name: C.K. Wilson
                                       Title: President


                                   MONCHEM INTERNATIONAL, INC.


                                   By: /s/ Kevin Wilson
                                       -----------------------------------------
                                       Name: C.K. Wilson
                                       Title: President


                                   SOLUTIA SYSTEMS, INC.


                                   By: /s/ Kevin Wilson
                                       -----------------------------------------
                                       Name: C.K. Wilson
                                       Title: President

                                   SOI FUNDING CORP.


                                   By: /s/ Evelyn Echevarria
                                       -----------------------------------------
                                       Name: Evelyn Echevarria
                                       Title: Vice President


                                   HSBC BANK USA,
                                     as Trustee


                                   By: /s/ Harriet Drandoff
                                       -----------------------------------------
                                       Name: Harriet Drandoff
                                       Title: Vice President